Exhibit 10.1

BLUE APRON HOLDINGS, INC.

PERFORMANCE STOCK UNIT AGREEMENT

Blue Apron Holdings, Inc. (the “Company”) hereby grants the following performance stock units pursuant to its 2017 Equity Incentive Plan and subject to the terms and conditions attached hereto and incorporated herein by reference.

Notice of Grant

Name of recipient (the “Participant”):
Grant Date:
Number of Performance Stock Units (“PSUs”) granted:
Number, if any, of PSUs that vest immediately on the grant date:
PSUs that are subject to Vesting Schedule:
Performance Period Start Date:

Vesting Schedule:

This grant of PSUs satisfies in full all commitments that the Company has to the Participant with respect to the issuance of stock, stock options or other equity securities.

BLUE APRON HOLDINGS, INC.

By:
Signature of Participant	Name:
Title:

Street Address

Street Address

City/State/Zip Code

BLUE APRON HOLDINGS, INC.

Performance Stock Unit Agreement

Incorporated Terms and Conditions

For good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

1.         Award of Performance Stock Units.

In consideration of services rendered and to be rendered to the Company or any of its subsidiaries or other affiliates, by the Participant, the Company has granted to the Participant, subject to the terms and conditions set forth in this Performance Stock Unit Agreement (this “Agreement”) and in the Company’s 2017 Equity Incentive Plan (the “Plan”), an award with respect to the number of performance stock units (the “PSUs”) set forth in the Notice of Grant that forms part of this Agreement (the “Notice of Grant”). Each PSU represents the right to receive one share of Class A Common Stock, $0.0001 par value per share, of the Company (the “Company Stock”) upon vesting of the PSU, subject to the terms and conditions set forth herein.

2.         Vesting.

The PSUs shall vest in accordance with Exhibit A attached hereto and the Vesting Schedule set forth in the Notice of Grant (the “Vesting Schedule”). Upon the vesting of the PSU, the Company will deliver to the Participant, for each PSU that becomes vested, one share of Company Stock, subject to the payment of any taxes pursuant to Section 7. The Company Stock will be delivered to the Participant as soon as practicable following each vesting date, but in any event within 30 days of such date.

3.         Forfeiture of Unvested PSUs Upon Cessation of Service.

In the event that the Participant ceases to be an employee, director or officer of, or consultant or advisor to, the Company or its applicable subsidiary or affiliate, as applicable, the employees, officers, directors, consultants, or advisors of which are eligible to receive awards under the Plan (an “Eligible Participant”), for any reason or no reason, with or without cause, all of the PSUs that are unvested as of the time of such cessation shall be forfeited immediately and automatically to the Company, without the payment of any consideration to the Participant, effective as of such cessation. The Participant shall have no further rights with respect to the unvested PSUs or any Company Stock that may have been issuable with respect thereto.

4.         Restrictions on Transfer.

The Participant shall not sell, assign, transfer, pledge, hypothecate or otherwise dispose of, by operation of law or otherwise (collectively “transfer”) any PSUs, or any interest therein. The Company shall not be required to treat as the owner of any PSUs or issue any Company Stock to any transferee to whom such PSUs have been transferred in violation of any of the provisions of this Agreement.

5.         Rights as a Shareholder.

The Participant shall have no rights as a stockholder of the Company with respect to any shares of Company Stock that may be issuable with respect to the PSUs until the issuance of the shares of Company Stock to the Participant following the vesting of the PSUs.

6.         Provisions of the Plan.

This Agreement is subject to the provisions of the Plan, a copy of which can be obtained by the Participant by emailing stockadmin@blueapron.com.

7.         Tax Matters.

(a)        Acknowledgments; No Section 83(b) Election. The Participant acknowledges that he or she is responsible for obtaining the advice of the Participant’s own tax advisors with respect to the award of PSUs and the Participant is relying solely on such advisors and not on any statements or representations of the Company or any of its agents with respect to the tax consequences relating to the PSUs. The Participant understands that the Participant (and not the Company) shall be responsible for the Participant’s tax liability that may arise in connection with the acquisition, vesting and/or disposition of the PSUs. The Participant acknowledges that no election under Section 83(b) of the Internal Revenue Code, as amended, is available with respect to PSUs.

(b)        Withholding. The Participant acknowledges and agrees that the Company has the right to deduct from payments of any kind otherwise due to the Participant any federal, state, local or other taxes of any kind required by law to be withheld with respect to the vesting of the PSUs. At such time as the Participant is not aware of any material nonpublic information about the Company or the Company Stock, the Participant shall execute the instructions set forth in Schedule A attached hereto (the “Automatic Sale Instructions”) as the means of satisfying such tax obligation. If the Participant does not execute the Automatic Sale Instructions prior to an applicable vesting date, then the Participant agrees that if under applicable law the Participant will owe taxes at such vesting date on the portion of the award then vested the Company shall be entitled to immediate payment from the Participant of the amount of any tax required to be withheld by the Company. The Company shall not deliver any shares of Company Stock to the Participant until it is satisfied that all required withholdings have been made.

8.         Miscellaneous.

(a)        Authority of Compensation Committee. In making any decisions or taking any actions with respect to the matters covered by this Agreement, the Compensation Committee shall have all of the authority and discretion, and shall be subject to all of the protections, provided for in the Plan. All decisions and actions by the Compensation Committee with respect to this Agreement shall be made in the Compensation Committee’s discretion and shall be final and binding on the Participant.

(b)        No Right to Continued Service. The Participant acknowledges and agrees that, notwithstanding the fact that the vesting of the PSUs is contingent upon his or her continued status as an Eligible Participant, this Agreement does not constitute an express or implied promise of continued service relationship with the Participant or confer upon the Participant any rights with respect to a continued service relationship with the Company or any subsidiary or other affiliate of the Company.

(c)        Section 409A. The PSUs awarded pursuant to this Agreement are intended to be exempt from or comply with the requirements of Section 409A of the Internal Revenue Code and the Treasury Regulations issued thereunder (“Section 409A”). The delivery of shares of Company Stock on the vesting of the PSUs may not be accelerated or deferred unless permitted or required by Section 409A.

(d)        Participant’s Acknowledgements. The Participant acknowledges that he or she: (i) has read this Agreement; (ii) has been represented in the preparation, negotiation and execution of this Agreement by legal counsel of the Participant’s own choice or has voluntarily declined to seek such counsel; (iii) understands the terms and consequences of this Agreement; and (iv) is fully aware of the legal and binding effect of this Agreement.

(e)        Governing Law; Dispute Resolution. This Agreement shall be construed, interpreted and enforced in accordance with the internal laws of the State of Delaware without regard to any applicable conflicts of laws provisions. Any dispute or claim arising out of this Agreement shall be submitted for resolution consistent with the terms of any arbitration agreement that the Participant has entered into with the Company (which, if applicable, is incorporated herein by reference), and otherwise: (i) all such disputes and claims shall be resolved by a neutral arbitrator in accordance with the Employment Arbitration Rules and Mediation Procedures of the American Arbitration Association, which may be found on the Internet at www.adr.org (a printed copy of these rules is also available upon request to the Company’s Human Resources Department); (ii) the Company shall pay all applicable arbitration fees, except, if the Participant initiates such arbitration, then the Participant shall be responsible for paying filings fees in an amount equal to the filing fees the Participant would have paid had the Participant filed a complaint in a court of law; (iii) the Participant shall pay its own attorneys’ fees incurred in connection with the arbitration; (iv) such arbitration shall take place in the county in which the Participant works or worked for the Company at the time the arbitrable dispute or claim arose; (v) the arbitrator shall only have authority to hear claims brought by a party in its individual capacity, and not as a purported class, collective or representative proceeding; (vi) the arbitrator shall provide for adequate discovery and shall issue a written opinion; and (vii) the Participant and the Company hereby waive any right to a trial by jury.

Schedule A

Automatic Sale Instructions

The undersigned hereby consents and agrees that any taxes due on a vesting date as a result of the vesting of PSUs on such date shall be paid through an automatic sale of shares as follows:

(a)        Upon any vesting of PSUs pursuant to Section 2 hereof, the Company shall arrange for the sale of such number of shares of Company Stock issuable with respect to the PSUs that vest pursuant to Section 2 as is sufficient to generate net proceeds sufficient to satisfy the Company’s minimum statutory withholding obligations with respect to the income recognized by the Participant upon the vesting of the PSUs (based on minimum statutory withholding rates for all tax purposes, including payroll and social security taxes, that are applicable to such income), and the Company shall retain such net proceeds in satisfaction of such tax withholding obligations.

(b)        The Participant hereby appoints the President and Chief Executive Officer and Secretary of the Company, and either of them acting alone and with full power of substitution, to serve as his or her attorneys in fact to sell the Participant’s Company Stock in accordance with this Schedule A. The Participant agrees to execute and deliver such documents, instruments and certificates as may reasonably be required in connection with the sale of the shares pursuant to this Schedule A.

(c)        The Participant represents to the Company that, as of the date hereof, he or she is not aware of any material nonpublic information about the Company or the Company Stock. The Participant and the Company have structured this Agreement, including this Schedule A, to constitute a “binding contract” relating to the sale of Company Stock, consistent with the affirmative defense to liability under Section 10(b) of the Securities Exchange Act of 1934 under Rule 10b5-1(c) promulgated under such Act.

The Company shall not deliver any shares of Company Stock to the Participant until it is satisfied that all required withholdings have been made.

Participant Name:

Date:

EXHIBIT A

Performance Vesting Criteria

Performance Vesting Criteria: